Exhibit 23

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Monster Worldwide, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 18, 2005, relating to the consolidated financial statements, and the effectiveness of Monster Worldwide, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
February 13, 2006